Exhibit 10.1

FOURTH AMENDMENT TO NOTE AND WARRANT PURCHASE AND SECURITY AGREEMENT

This Fourth Amendment to Note and Warrant Purchase and Security Agreement (this “Amendment”) is entered into as of June 23, 2023, by and among NH EXPANSION CREDIT FUND HOLDINGS LP (“North Haven Expansion”), as agent (in such capacity, together with its successors or permitted assigns, “Agent”), the Holders from time to time signatory to the NPA (as hereinafter defined), including North Haven Expansion (each, a “Holder” and collectively, the “Holders”), and SANUWAVE HEALTH, INC., a Nevada corporation (“Issuer”).

RECITALS

WHEREAS, Issuer, Agent and the Holders are parties to that certain Note and Warrant Purchase and Security Agreement dated as of August 6, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, including but not limited to that certain Second Amendment to Note and Warrant Purchase and Security Agreement dated as of February 25, 2022 (the “Second Amendment”) and that certain Third Amendment to Note and Warrant Purchase and Security Agreement dated as of June 30, 2022 (the “Third Amendment”), the “Existing NPA” and as amended by this Amendment, the “NPA”).

WHEREAS, Issuer is in default of the Existing NPA as described in the Second Amendment and Third Amendment;

WHEREAS, Issuer has requested that Agent and the Holders amend the Existing NPA as more particularly described herein;

WHEREAS, Agent and the Holders have agreed to so amend certain provisions of the Existing NPA, and to continue to forbear from exercising Agent’s and the Holders’ rights and remedies during the Forbearance Period (as defined in the Second Amendment), but only to the extent in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth therein and below; and

WHEREAS, all terms not otherwise defined herein and defined in the Existing NPA shall have the same meanings herein as in the Existing NPA.

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

1.
The Existing Defaults, as defined in the Second Amendment, continue uncured and unwaived.  Subject to the terms of the Second Amendment, the Third Amendment and this Amendment, Agent and the Holders shall forbear from exercising their remedies arising out of the Existing Defaults from the date hereof (including, for the avoidance of doubt, the collection in cash or payment in kind of the Default Rate on the outstanding Obligations under the NPA and the other Note Documents), until the earlier to occur of (x) the occurrence of an Event of Default after the date hereof, at which time Agent and the Holders may exercise any and all rights available to them without notice to Issuer; or (y) December 31, 2023.  Agent and the Holders do not forbear from exercising their remedies arising out of any other Events of Default that have occurred, are continuing or may occur on or after the Second Amendment Effective Date. Issuer shall comply with all other provisions of the NPA and the other Note Documents.

2.
Section 1.2(a) of the Existing NPA hereby is amended and restated in its entirety to read as follows:

“(a)
Interest Rate.  Subject to Section 1.2(b), the principal amount outstanding on the Notes shall accrue interest, consisting of (i) interest payable in cash quarterly in arrears on the last day of each fiscal quarter (each, a “Payment Date”), at a per annum rate equal to the sum of (A) the greater of (x) the Prime Rate in effect as of each Payment Date, and (y) three percent (3.00%), plus (B) nine percent (9.00%); and (ii) interest (I) not paid when due in accordance with Section 1.2(a)(i) above for any reason, including but not limited to any blockage under any intercreditor or subordination agreement, and (II) at a rate of three percent (3.00%) per annum (collectively, the “Deferred Interest”), which shall be compounded by being added to the principal amount of the Notes on each Payment Date and which shall be payable in cash upon the earliest to occur of (x) the Maturity Date, (y) prepayment of the Notes, or (z) acceleration of the maturity of the Notes upon an Event of Default; provided that, solely with respect to the Payment Dates of June 30, 2023 and September 30, 2023, no interest shall be payable in cash, provided further that the Deferred Interest amounts with respect thereto shall be equal to twenty and one quarter of one percent (20.25%) per annum, which shall be compounded by being added to the principal amount of the Notes on each such Payment Date.”

3.
New Section 1.3(f) of the NPA hereby is added, immediately following Section 1.3(e) of the Existing NPA, as follows (and all subsequent divisions of the Existing NPA shall be renumbered accordingly):

“(f)
Consent Fee.  A fully earned, non-refundable consent fee in an amount of two percent (2.00%) of the original principal amounts of the Notes, payable in cash on the Maturity Date or on such earlier date as provided for in the NWPSA.”

4.
New Section 5.14 of the NPA hereby is added, immediately following Section 5.13 of the Existing NPA, as follows:

“5.14
Equity Financing II.  Issuer shall achieve the Equity Financing II by July 15, 2023.”

5.
The following definition hereby is added to Section 13.1 of the Existing NPA as follows:

“Equity Financing II” means Issuer’s receipt of gross cash proceeds from the issuance of its common stock, convertible notes or other financial instruments convertible into common stock, from investors reasonably acceptable to Agent, in an aggregate amount of at least Two Million Five Hundred Thousand Dollars ($2,500,000).

6.
No course of dealing on the part of Agent or the Holders or their respective officers, nor any failure or delay in the exercise of any right by Agent or the Holders, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right except as specifically waived herein.  Except as specifically waived herein, Agent’s or any Holder’s failure at any time to require strict compliance by Issuer of any provision under the NPA, shall not affect any right of Agent or the Holders under the NPA thereafter to demand strict compliance.  Any suspension or waiver of a right must be in writing signed by an officer of Agent or the Holders, as applicable.

7.
The NPA, as amended hereby, and each of the other Note Documents shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Agent or the Holders under the NPA, as in effect prior to the date hereof.

8.
Issuer hereby represents and warrants that (a) the representations and warranties in the NPA, shall be true, accurate, and complete in all material respects immediately after giving effect to this Amendment; provided, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof, which representations and warranties shall be true, accurate and complete immediately after giving effect to this Amendment in all respects subject to such qualification; and provided, further, that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (b) other than the Existing Defaults, no Default or Event of Default shall have occurred and be continuing immediately after giving effect to this Amendment, (c) Issuer has the power and authority to execute and deliver this Amendment and to perform its obligations under the NPA, as amended by this Amendment, (d) the execution and delivery by Issuer of this Amendment and the performance by Issuer of its obligations under the NPA, as amended by this Amendment, have been duly authorized by Issuer, (e) the execution and delivery by Issuer of this Amendment and the performance by Issuer of its obligations under the NPA, as amended by this Amendment, do not and will not contravene (i) any law or regulation binding on or affecting Issuer, (ii) any material contractual restriction with a Person binding on Issuer, (iii) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Issuer, or (iv) the organizational documents of Issuer, (f) the execution and delivery by Issuer of this Amendment and the performance by Issuer of its obligations under the NPA, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Issuer, except as already has been obtained or made, and (g) this Amendment has been duly executed and delivered by Issuer and is the binding obligation of Issuer, enforceable against Issuer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

9.
Release by Issuer.

A.
FOR GOOD AND VALUABLE CONSIDERATION, Issuer hereby forever relieves, releases, and discharges Agent, the Holders and their respective present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment (collectively, the “Released Claims”).  Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Note Documents, the recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing, in each case existing or arising on or prior to the date of this Amendment.

B.
In furtherance of this release, Issuer expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code (or its equivalent under New York law), which provides as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

C.
By entering into this release, Issuer recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Issuer hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Issuer should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Issuer shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever.  Issuer acknowledges that it is not relying upon and has not relied upon any representation or statement made by Agent or the Holders with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

D.
This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release.  Issuer acknowledges that the release contained herein constitutes a material inducement to Agent and the Holders to enter into this Amendment, and that Agent and the Holders would not have done so but for their expectation that such release is valid and enforceable in all events.

E.
Issuer hereby represents and warrants to Agent and the Holders, and Agent and the Holders are relying thereon, as follows:

1.
Except as expressly stated in this Amendment, neither Agent or the Holders nor any agent, employee or representative of Agent or the Holders has made any statement or representation to Issuer regarding any fact relied upon by Issuer in entering into this Amendment.

2.
Issuer has made such investigation of the facts pertaining to this Amendment and all of the matters appertaining thereto, as it deems necessary.

3.
The terms of this Amendment are contractual and not a mere recital.

4.
This Amendment has been carefully read by Issuer, the contents hereof are known and understood by Issuer, and this Amendment is signed freely, and without duress, by Issuer.

5.
Issuer hereby represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released.  Issuer shall indemnify, defend and hold harmless Agent and Holders from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

10.
As a condition to the effectiveness of this Amendment, Agent shall have received, in form and substance reasonably satisfactory to Agent, the following:

(a)
this Amendment, duly executed by Issuer;

(b)
a completed Issuer Resolutions and Incumbency, with all exhibits, as of the date of this Amendment, in substantially the form attached hereto;

(c)
a supplement to that certain Intellectual Property Security Agreement, dated as of August 6, 2020, by and between Holder and Sanuwave, Inc., a Delaware corporation;

(d)
all Holder Expenses incurred through the date of this Amendment, which shall be wired to Agent’s and Holder’s counsel on the date hereof in accordance with the wire instructions attached hereto as Supplement I; and

(e)
such other documents, and completion of such other matters, as Agent or Holder may reasonably deem necessary or appropriate.

11.
Section 10 of the NPA hereby is incorporated herein by this reference as though fully set forth herein.

12.
This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Amendment.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

COMPANY:
SANUWAVE HEALTH, INC.
By:	/s/ Morgan Frank
Name:	Morgan Frank
Title:	Chief Executive Officer

[Signature Page to Fourth Amendment to Note and Warrant Purchase and Security Agreement]
[Signatures Continued, Next Page]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

AGENT AND HOLDER:
NH EXPANSION CREDIT FUND HOLDINGS LP
By:	MS Expansion Credit GP, L.P.
Its:	General Partner
By:	MS Expansion Credit GP Inc.
Its:	General Partner
By:	/s/ William Reiland
Name:	William Reiland
Title:	Managing Director

[Signature Page to Fourth Amendment to Note and Warrant Purchase and Security Agreement]